Exhibit 21.1

The GEO Group, Inc. Subsidiaries

Australasian Correctional Investment Pty, Ltd. (AUS)

Australasian Correctional Services Pty. Ltd. (AUS)

B.I. Incorporated (CO)

B.I. Puerto Rico, Inc. (PR)

Behavioral Acquisition Corp. (DE)

Behavioral Holding Corp. (DE)

BI Mobile Breath, Inc. (DE)

BII Holding Corporation (DE)

BII Holding I Corporation (DE)

Canadian Correctional Management, Inc. (CAN)

CCG I, LLC (DE)

Clearstream Development, LLC (DE)

Cornell Abraxas Group OS, LLC (FL)

Cornell Abraxas Group, Inc. (DE)

Cornell Companies Inc. (DE)

Cornell Companies of California OS, LLC (DE)

Cornell Companies of Texas OS, LLC (DE)

Cornell Corrections Management, LLC (DE)

Cornell Corrections of Alaska, Inc. (AK)

Cornell Corrections of California, Inc. (CA)

Cornell Corrections of Rhode Island, Inc. (DE)

Cornell Corrections of Texas, Inc. (DE)

Cornell Interventions OS, LLC (DE)

Cornell Interventions, Inc. (IL)

Correctional Properties Prison Finance LLC (DE)

Correctional Properties, LLC (DE)

Correctional Services Corporation, LLC (DE)

Correctional Systems, LLC (DE)

CPT Limited Partner, LLC (DE)

CPT Operating Partnership L.P. (DE)

CSC of Tacoma LLC (DE)

Cypress-Spring Investments, LLC (DE)

GEO Acquisition II, Inc. (DE)

GEO Amey PECS, Ltd. (UK)

GEO Australasia Holdings Pty Ltd (AUS)

GEO Australasia Finance Holdings Pty Ltd (AUS)

GEO Australasia Finance Holding Trust (AUS)

GEO Australasia Pty, Ltd. (AUS)

GEO Australia Management Services Pty, Ltd. (AUS)

GEO Care LLC (DE)

GEO CC1, Inc. (DE)

GEO CC3, Inc. (DE)

GEO Corrections and Detention, LLC (FL)

GEO Corrections Holdings, Inc. (FL)

GEO Custodial Ltd. (Mauritius)

GEO Design Services, Inc. (FL)

GEO Detention Services, Inc. (DE)

GEO Holdings I, Inc. (DE)

GEO International Holdings, LLC (DE)

GEO International Services, Inc. (DE)

GEO MCF LP, LLC (DE)

GEO Operations, LLC (FL)

GEO Ravenhall Finance Holding Trust (AUS)

GEO Ravenhall Finance Holdings Pty Ltd (AUS)

GEO Ravenhall Finance Pty Ltd (AUS)

GEO Ravenhall Finance Trust (AUS)

GEO Ravenhall Holdings Pty Ltd (AUS)

GEO Ravenhall Pty Ltd (AUS)

GEO Ravenhall Trust (AUS)

GEO RE Holdings LLC (DE)

GEO Reentry Services of Alaska, Inc. (AK)

GEO Reentry Services, LLC (FL)

GEO Reentry, Inc. (DE)

GEO Transport, Inc. (FL)

GEO/DEL/R/02, Inc. (DE)

GEO/DEL/T/02, Inc. (DE)

GEO/FL/01, Inc. (FL)

GEO/FL/02, Inc. (FL)

GEO/FL/03, Inc. (FL)

Highpoint Investments, LLC (DE)

MCF GP, LLC (DE)

Miramichi Youth Centre Management, Inc. (CAN)

Municipal Corrections Finance, L.P. (DE)

Pacific Rim Employment Pty, Ltd. (AUS)

Protocol Criminal Justice, Inc. (FL)

Public Properties Development and Leasing LLC (DE)

Ravenhall Finance Co Pty Limited (AUS)

Sentencing Concepts, Inc. (CA)

South African Custodial Holdings Pty Ltd. (SA)

South African Custodial Management Pty, Ltd. (SA)

South African Custodial Services (Louis Trichardt) Pty, Ltd. (SA)

The GEO Group Australasia Pty, Ltd. (AUS)

The GEO Group Australia Pty, Ltd. (AUS)

The GEO Group Ltd. (UK)

The GEO Group UK Ltd. (UK)

Wackenhut Corrections Corporation N.V. (Netherlands Antilles)

WBP Leasing, LLC (DE)

WCC Development, Inc. (FL)

WCC Financial, Inc. (DE)